Exhibit 99.1

PRESS RELEASE

Whitestone REIT Agrees to Acquire Two Premier Retail Centers in Affluent and Fast-Growing Texas Communities
– BLVD Place, Uptown Submarket-Houston, TX
– Eldorado Plaza, McKinney Submarket-Dallas, TX

Houston, Texas, April 19, 2017 (Business Wire) - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that it has entered into purchase agreements to acquire Eldorado Plaza and BLVD Place in separate transactions, two Class-A retail centers located in affluent and fast-growing communities in Dallas and Houston, respectively.  The aggregate purchase prices for Eldorado Plaza and BLVD Place are $204.6 million.  Based on, among other things, the contractual rent under in-place leases and actual operating expenses at the properties as of April 17, 2017, and assuming the development and lease-up of the developable land parcels described below, the Company estimates the projected unlevered internal rate of return (“IRR”) over an eight-year hold period, and assuming a 6% exit capitalization rate for each of the two properties, to be in the mid-teens.  Pursuant to the purchase agreements, the Company expects the closing of the pending acquisitions to occur in May 2017, subject to customary closing conditions.

Eldorado Plaza
Eldorado Plaza is located in McKinney, Texas, on the north end of the Dallas “Platinum Corridor,” which is known for its mix of national companies and regional branch offices including Coca-Cola, Wells Fargo, Pizza Hut, Hilton Hotels, NexBank, iHeart Communications and Mary Kay Cosmetics.  An estimated 191,000 people live within the five-mile radius of Eldorado Plaza, and the population is estimated to grow by 11.6% to 213,600 in 2022.  The average household income of the population within the five-mile radius of Eldorado Plaza is $124,000 and the unemployment rate is 2.8%.  The Class-A lifestyle center contains 221,577 square feet of leasable space, with the option to purchase an additional 1.86 acres of developable land that will give Whitestone the ability to build an estimated 24,000 square feet of additional leasable space, based on current plans.  As of April 15, 2017, Eldorado Plaza was 97% leased.  Eldorado Plaza will be Whitestone’s seventh property in its Dallas division.

The Company expects to fund a portion of the purchase price of the acquisition of Eldorado Plaza with borrowings under its unsecured revolving credit facility.

BLVD Place
BLVD Place is located in Uptown Houston, one of the largest business districts in the United States, ranking 15th nationally, and comparable in size to the CBD’s of Pittsburgh and Denver.  Uptown Houston has impressive density, with an estimated 499,000 residents living within a five-mile radius, estimated to grow by 7.6% to 536,947 by 2022, with an estimated average household income within the five-miles radius of BLVD Place of approximately $124,000.  The Class-A lifestyle center includes 216,944 square feet of leasable space and included in the purchase of BLVD Place is approximately 1.43 acres of developable land that will give Whitestone the ability to build an estimated 137,000 square feet of additional leasable space, based on current plans.  As of April 15, 2017, BLVD Place was 99% leased.  BLVD Place will be Whitestone’s 28th property in its Houston region.  The Company currently intends to develop a six-story, 137,000 square foot mixed-use building (the “BLVD Phase II-B development”) on the developable land at BLVD Place, for an estimated $45 million incremental development cost.  The BLVD Phase II-B development is expected to include 46,000 square feet of retail space on the first two floors and 91,000 square feet of office space on the top four floors.

The Company expects to fund a portion of the purchase price of the acquisition of BLVD Place with $80 million of asset level mortgage financing (the “BLVD Financing”).  The Company is currently negotiating the terms of the BLVD Financing with potential lenders, however, it has not yet entered into a binding commitment letter or definitive loan documents.

About Whitestone REIT
Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Since the IPO in August 2010, Whitestone’s strategy has delivered compound annual growth rates of 39%, 22%, 24% and 31% in net income, revenue, NOI, and FFO Core, respectively. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements
Statements included herein that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties.  Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our financial condition, our ability to successfully finance and complete our pending acquisitions and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return, on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future, our ability to meet our assumptions regarding our earnings guidance, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  The forward-looking statements should be read in light of these factors and the factors identified in the “Risk Factors” included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Note Regarding Projected Unlevered IRR
The information in this press release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including projected unlevered IRR.  We caution you not to place undue reliance on our projected unlevered IRR because it is based solely on data made available to us in the diligence process.   We calculate projected unlevered IRR using projected net operating income (“NOI”) (defined as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes)) over an eight-year hold period and assuming an exit capitalization rate of 6%.  We calculate projected NOI based on projected full-year contractual rent for year eight (based on monthly contractual rent under in-place leases as of April 15, 2017, multiplied by 12, escalating at a 3% annual increase rate), upon expiration of in-place leases and upon development and lease-up of the developable land parcels) less projected full-year operating expenses for year eight (based on actual monthly operating expenses as of April 15, 2017 multiplied by 12 , and assuming a 3% annual rate of inflation).  Further, we estimate a going-in capitalization rate of 6.2% at BLVD Place and 6.7% at Eldorado Plaza, respectively.  We calculate these going-in capitalization rates by dividing going-in full-year NOI (based on monthly contractual rent under in-place leases as of April 15, 2017, multiplied by 12, and actual monthly operating expenses as of April 15, 2017, multiplied by 12) by the purchase price of each property (excluding, with respect to BLVD Place, $10 million of the purchase price that is allocated to the developable land parcel).  In addition, projected unlevered IRR assumes the projected impact of development and lease-up of the adjacent land parcels at each property.  Although we believe that the opportunity exists to meet our projected unlevered IRR through the development of acquired or the ability to acquire and develop adjacent land parcels and lease-up such new developments, our experience operating the two properties may materially change our expectations with respect to our projected unlevered internal rate of return.  In addition, the actual unlevered IRR for the two properties may differ materially from our expectations based on numerous factors, including difficulties collecting anticipated rental revenues, additional development costs, tenant bankruptcies, property tax reassessments and unanticipated expenses at the two properties that we cannot pass on to tenants, as well as the information set forth under “Risk Factors” included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Contact:
David K. Holeman
Chief Financial Officer
(713) 435-2227
dholeman@whitestonereit.com